Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-131313) of Computer Software Innovations, Inc. of our report, dated February 28, 2006 related to the consolidated financial statements of Computer Software Innovations, Inc. as of and for the years ended December 31, 2005 and 2004, appearing in the Computer Software Innovations, Inc. 2005 Annual Report on Form 10-KSB.

/s/ Elliott Davis, LLC

Elliott Davis, LLC

Greenville, South Carolina

March 30, 2006